As filed with the Securities and Exchange Commission on December 7, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Smart Move, Inc.
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4213 (Primary Standard Industrial Classification Code Number)	54-2189769 (IRS Employer Identification Number)
5990 Greenwood Plaza Blvd, #2 Suite 390
Greenwood Village, CO 80111
(720) 488-0204
(Address and telephone number of principal executive offices and principal place of business)
Chris Sapyta
President and Chief Executive Officer
5990 Greenwood Plaza Blvd, #2 Suite 390
Greenwood Village, CO 80111
(720) 488-0204
(Name, address and telephone number of agent for service)
Copy of all communications to:

Ralph V. De Martino, Esq. F. Alec Orudjev, Esq. Cozen O’Connor 1667 I Street, N.W., Suite 500 Washington, DC 20006 (202) 912-4800 (202) 912-4830 (fax)	David C. Roos, Esq. Moye White LLP 1400 16th Street Denver, CO 80202 (303) 292-2900 (303) 292-4510 (fax)
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-137931
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement or the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Unit(2)	Offering Price(1)(2)(9)	Fee(10)
Units(3)	552,000	$5.00	$2,760,000	$295.3
Common Stock, $.0001 par value included in Units(4)	552,000	$—	$—	$—
Common Stock Purchase Warrants included in Units(4)	552,000	$—	$—	$—
Common Stock, $.0001 par value, underlying Common Stock Purchase Warrants(5)	552,000	$7.50	$4,140,000	$442.9
Representative’s option to purchase Units	48,000	$—	$100.00	$.02
Common Stock, $.0001 par value included in Representative’s Units(6)	48,000	$6.25	$300,000	$32.1
Common Stock Purchase Warrants included in Representative’s Units(7)	48,000	$—	$—	$—
Common Stock, $.0001 par value, underlying Representative’s Warrants(8)	48,000	$8.25	$396,000	$42.4
Total			$7,596,100	$812.78

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon the exercise of warrants pursuant to anti-dilution provisions contained therein, which shares of Common Stock are registered hereunder. No additional registration fee has been paid for the shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(a) promulgated under the Securities Act.

(3)	Consists of Units offered in the offering and issuable upon exercise of the Representatives’ Over-Allotment Option.

(4)	Consists of Common Stock and Common Stock Purchase Warrants included in the Units offered in the offering and issuable upon exercise of the Representatives’ Over-Allotment Option.

(5)	Consists of shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants, including the Warrants issuable upon exercise of the Representatives’ Over-Allotment Option.

(6)	Consists of Common Stock issuable upon exercise of the Representative’s Warrants.

(7)	Consists of Common Stock Purchase Warrants issuable upon exercise of the Representative’s Warrants.

(8)	Consists of Common Stock issuable upon exercise of the Warrants issuable upon exercise of the Representatives’ Warrants.

(9)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form SB-2 (File No. 333-137931), as amended, is hereby registered.

(10)	The registrant previously registered securities with a proposed aggregate offering price of $38,016,100, on the Registration Statement on Form SB-2 (File No. 333-137931), for which a filing fee of $4,067.72 was previously paid.
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE
SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE
SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE
We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form SB-2 (File No. 333-137931), originally filed by us on October 10, 2006 and subsequently amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. It is being filed for the sole purpose of registering such additional securities in an amount and at a price that together represent 20% of the maximum aggregate offering price set forth for each class of securities in the “Calculation of Registration Fee” table in the registration statement on Form SB-2 (File No. 333-137931), originally filed by us on October 10, 2006 and subsequently amended. The information set forth in the registration statement on Form SB-2 filed by us with the Securities and Exchange Commission (File No. 333-137931), which was declared effective by the Commission on December 6, 2006, is incorporated by reference herein.
The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a) Exhibits:
All exhibits filed with or incorporated by reference in Registration Statement No. 333-137931 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit Number	Description of Document
5.1	Opinion of Cozen O’Connor
23.1	Consent of Cozen O’Connor (included in Exhibit 5.1)
23.2	Consent of Anton Collins Mitchell LLP, independent registered public accounting firm
24.1*	Powers of Attorney of the directors and officers of the registrant

*	Previously filed with the Commission in connection with the Registration Statement on Form SB-2 (File No. 333-137931), originally filed on October 10, 2006 and subsequently amended, and incorporated herein by reference.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Greenwood Village, State of Colorado, on December 7, 2006.

SMART MOVE, INC., a Delaware corporation
By:	/s/ Chris Sapyta
	Name:	Chris Sapyta
	Title:	Chief Executive Officer and Director

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities with Smart Move, Inc., and on the dates indicated.

Signature	Position	Date

/s/ Chris Sapyta Chris Sapyta	Chief Executive Officer and Director (Principal Executive Officer	December 7, 2006
/s/ L. Edward Johnson L. Edward Johnson	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 7, 2006
/s/ Doug Kelsall Doug Kelsall	Director	December 7, 2006
/s/ John Jenkins John Jenkins	Director	December 7, 2006
/s/ Kent Lund Kent Lund	Director	December 7, 2006
/s/ J.J. Burkholder, Jr. J.J. Burkholder, Jr.	Director	December 7, 2006

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Cozen O’Connor
23.1	Consent of Cozen O’Connor (included in Exhibit 5.1)
23.2	Consent of Anton Collins Mitchell LLP, independent registered public accounting firm
24.1*	Powers of Attorney of the directors and officers of the registrant

*	Previously filed with the Commission in connection with the Registration Statement on Form SB-2 (File No. 333-137931), originally filed on October 10, 2006, as amended, and incorporated herein by reference.

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